UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(b)                  Departure of Director and Officer

Helicos BioSciences Corporation (“Helicos” or the “Company”) and Stephen J. Lombardi entered into a letter agreement (the “Agreement”) pursuant to which Mr. Lombardi resigned as President of the Company effective February 11, 2010 (the “Resignation Date”).  In addition, Mr. Lombardi has resigned as a member of the Company’s Board of Directors effective as of the Resignation Date.  Mr. Lombardi did not resign as a member of the Board of Directors as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Under the terms of the Agreement, Mr. Lombardi will receive the amount of his regular base salary at the gross annual rate of $375,000.00 that he would have earned after the Resignation Date if his employment had continued to and including August 31, 2010 (the “Severance Amount”).  The Severance Amount will be paid to Mr. Lombardi in two equal installments, subject to regular deductions and withholdings.  The first installment will be paid on the Company’s first regular payroll date after a seven-day post-Resignation Date revocation period expires and the second installment will be paid on the Company’s last regular payroll date in April, 2010.  Mr. Lombardi will also receive continuation of his health and dental benefits at his current premium rate through December 31, 2010.

In addition, the Agreement provides that Mr. Lombardi’s stock option and restricted stock awards that were granted on August 8, 2006, July 27, 2007 and January 28, 2009 will accelerate such that the portion of those awards that would have vested through August 31, 2010 will vest on the Resignation Date.  Mr. Lombardi will have 90 days from the Resignation Date to exercise all vested stock options.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

(c)           Appointment of Officer

The Company’s Board of Directors appointed Ronald A. Lowy, the Company’s current Chief Executive Officer, to serve as the Company’s President.  Mr. Lowy is 54 years old.  Mr. Lowy has served as the Company’s Chief Executive Officer since December 2008 and as a member of its Board of Directors since November 2007.  From April 2007 to November 2007, Mr. Lowy served as a self-employed consultant.  Mr. Lowy was the President and CEO of Fisher BioSciences, part of Thermo Fisher Scientific, from November 2004 until April 2007.  Previously, Mr. Lowy was President, Global Connectivity Solutions of ADC Telecommunications in 2004 and President and Chief Operating Officer of Krone Group from 2001 to 2004.  Mr. Lowy’s compensation is not impacted by this additional appointment.

Item 9.01              Financial Statements and Exhibits

(d)                 Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated February 11, 2010, by and between Stephen J. Lombardi and Helicos BioSciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ronald A. Lowy
Date: February 12, 2010	Name: Ronald A. Lowy
Title: President and Chief Executive Officer

Index of Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated February 11, 2010, by and between Stephen J. Lombardi and Helicos BioSciences Corporation.